                                                                   EXHIBIT 10.10

                           OEM AND LICENSE AGREEMENT
                           -------------------------


THIS AGREEMENT is made as of July 1, 1999 ("Effective Date") by and between, Information Technologies Division, a division of Sony Electronics Inc., a Delaware corporation having offices at 3300 Zanker Road, San Jose, California 95134 ("Sony") and Softlink Inc., a Nevada corporation, having offices at 2041 Mission College Blvd., Suite 259, Santa Clara, California 95054 ("Licensor").

                                  WITNESSETH:

WHEREAS, Licensor is in the business of developing, producing, distributing and selling computer programs throughout the world; and

WHEREAS, Sony wishes to license certain computer software programs distributed by Licensor for sale by Sony with its currently existing or later developed hardware products ("Hardware Products"), including a license to replicate, copy and license same to its customers ("Customers"), for use with such Hardware Products, and from time to time other software for license to its Customers, as and if requested by Sony.

NOW, THEREFORE, in consideration of the terms and conditions of this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the signing and delivery hereof, the parties agree as follows:

1.0  GENERAL

The parties acknowledge that this Agreement generally contemplates:

     (a) Licensor's delivery of the software program(s) with related installer files (the "Program"), in object code form, in accordance with the Specifications, all as set forth in Exhibit A (Program and Specifications) attached hereto and made a part hereof. The delivery shall be done on a Master Disk(s) suitable for replication so that Sony can copy the Program for inclusion in its Hardware Products;

     (b) Sony's sale of the Program as part of a bundle with a Hardware Product and not as a standalone product. Notwithstanding any provision of this Agreement, Sony shall be free to market and sell any product, including without limitation, the Hardware Products, without the Program;

     (c) Licensor's delivery of its standard user manual, as well as the User Guide for the Program in printed format (collectively the "Documentation") suitable for inclusion in Sony's end user documentation and on-line help system. The Documentation will be delivered in an electronic format compatible with Word 6.0 for Windows;

     (d) Provision to Sony from time to time of software programs other than the Program for license with Hardware Products or other Sony Products by adding other software programs to the Program listed on Exhibit A by written amendment(s) to this Agreement signed by the parties. (Any Program subsequently added to Exhibit A shall thereafter be included in the definition of "Program");

     (e) Sony's licensing of the Program from Licensor for sale as part of a bundle with a Hardware Product and/or other Sony products that Sony will sell to end users directly or through its dealers or resellers; and

     (f)  Licensor's continued support of the Program.

          The parties agree to effect the foregoing in accordance with the terms and conditions hereof and the terms and conditions of any instruments expressly made a part hereof.

2.0  DELIVERY OF THE PROGRAM

2.1 Final Delivery. Licensor will deliver the Program on a Master Disk(s) suitable for duplication along with the required copies of the Documentation.

2.2 Delivery Schedule. Licensor will deliver the Program and Documentation within five (5) working days of the signing of this Agreement.

3.0  LICENSE

3.1 License and Rights. Subject to all of the terms and conditions of this Agreement, Licensor hereby grants Sony a nonexclusive, North America license and right to replicate the Program and to replicate/copy and modify any portion of the Documentation and incorporate same in Sony's documentation, including its on-line help system and to license the use of the Program and the Documentation as provided by Licensor or as modified and incorporated in Sony's documentation to its Customers, all under Licensor's or its licensor's patents, copyrights and other proprietary rights therein and thereto. Licensor acknowledges that Sony may pre-install all or part of the Program on the Hardware Products and that Sony may include in the product sold to the end user a recovery CD containing some or all of the software titles sold with the Hardware Products, including the Program, whereby the end user has the capability to re-install all or some of the titles. Such pre-installation or duplication onto a recovery CD shall not obligate Sony to incur additional royalties. The main copy of the Program sold to the end user and any pre-installed or recovery copy shall be considered one copy of the Program. Except for the limited license granted to Sony hereunder, this Agreement does not confer or transfer to Sony any right, title or interest in any of the Programs or Documentation or any intellectual property rights relating thereto.

3.2 Sublicense. Sony shall have the right to sublicense the Program, the Documentation and rights granted to it or any portion thereof to any of its parent companies or its or their subsidiary or affiliated companies North America ("Sony Companies") as a sublicensee under this Agreement provided all such Sony Companies agree to be bound by the terms hereof.

3.3 Third Party Duplication. Sony may allow a third party to perform duplication of the Program and/or Documentation on its behalf, subject to the terms of this Section 3.

3.4 Royalty. In consideration of the license and rights granted to Sony under Sections 3.1, 3.2 and 3.3 above, Sony shall pay to Licensor royalties in the amount and in the manner provided in Exhibit B (Royalties) attached hereto and made a part hereof.

3.5 Prices. Licensor represents that the prices offered to Sony are no higher than those offered to similar OEM purchasers purchasing similar volumes.

3.6 Bookmarks/Hotlinks. Sony will insert a bookmark in its pre-installed browsers listing the name of Licensor, the developer(s) of the Program, and the Program and/or otherwise include on Sony related web pages "hot links" to Licensor's and/or the developer of the Program's web pages (the "Licensor Web Site"). Sony may terminate at any time in its sole discretion, with 30 day notice to Licensor or any other party, such bookmarks and/or "hot links".

4.0  SUPPORT AND UPGRADES

4.1 Support. For a period commencing on the date of the delivery of the Program until three (3) years from the date that Sony and its permitted sublicensees last license the use of the

Program to their customers, Licensor will support the Program, including bug fixes and changes to maintain compatibility with the then dominant operating system.

     (a) For bugs Sony identifies in good faith as fatal or critical defects, Sony will use its reasonable commercial efforts to notify Licensor within three
(3) working days of its discovery of the defect. Licensor will use its best efforts to communicate a resolution (fix or otherwise) to Sony within three (3) calendar days after such notification. All resulting Software revisions will be provided in Gold Master to Sony within five (5) working days of communication of the resolution, and shall thereafter be included in the definition of "Program". If timely resolution is not achieved, the Program may be eliminated by Sony from its bundling program and any prepaid or advanced royalties or fees shall be promptly refunded to Sony.

     (b) For bugs Sony identifies in good faith as minor bugs, Sony will use its reasonable commercial efforts to notify Licensor within three (3) working days of its discovery of the defect. Licensor will use its reasonable commercial efforts to communicate a resolution (fix or otherwise) to Sony within three (3) calendar days after such notification. All resulting Software revisions will be provided in Gold Master to Sony within five (5) working days of communication of the resolution, and shall thereafter be included in the definition of "Program". If the user impact of all unresolved "Should Fix" defects is significant, in Sony's sole commercially reasonable discretion, the Program may be eliminated by Sony from its bundling program and any prepaid or advanced royalties shall be promptly refunded to Sony.

4.2 Upgrades. Licensor will deliver updates and upgrades of the Program and Documentation to Sony no later than to other similarly situated customers and in any case prior to release to Licensor's end user customers. Upgrades and updates are to be provided free of charge, or in any event under the same terms and conditions as made available to other similarly situated customers.

4.3 Versions. Licensor will offer new versions and features of the Program and Documentation to Sony on substantially the same terms offered to other similarly situated customers.

4.4 Versions for End Users. Licensor will provide upgrades, updates or new versions or features of the Program and Documentation to Sony's end users on substantially the same terms as those offered to customers buying the Program and Documentation at retail.

4.5 End User Support. 1. Licensor must provide end user customer support. Sony will refer customers to Licensor when there appears to be a problem related to the Program. 2. Licensor will provide training on the Program to Sony technical support personnel from time to time during the term of the Agreement without charge. Licensor will provide at least two (2) days of on-site training per year to Sony's technical support staff at Sony's designated continental United States location. 3. Licensor will have a separate toll free number available for technical support directly to Sony technical support personnel to be available M-F 8-5 PST at no charge. 4. Licensor will have a separate toll free number available for technical support directly end users to be available M-F 8-5 PST at no charge. These support obligations will continue for at least one (1) year following delivery of the Program to Sony.

5.0  REPRESENTATIONS AND WARRANTIES AND OTHER COVENANTS

5.1 Title and Authority. Licensor represents and warrants to Sony that it has the right to grant to Sony the license and rights granted to it under this Agreement; and, that the Program and the Documentation and any Licensor Web Site linked to by Sony and Sony's exercise of such license and rights will not infringe or misappropriate any third party's patents, trademarks, copyrights or other proprietary, or intellectual property rights.

5.2 Content of Licensor Software. Licensor represents and warrants that Licensor has obtained all necessary rights to third party intellectual property contained in the Program, the Documentation and Licensor's Web Site, so that the Program can function in accordance with normal use and visitors may utilize Licensor's Web Site; to allow Sony to use, display and perform the Program and Documentation and link to Licensor's Web Site; and, to use in Sony's marketing material for its products, including the Sony personal computer product, any and all images, sounds, or content contained in the Program or Documentation, including all intellectual property rights contained therein.

5.3 No Encryption. The Program contains no encryption capabilities other than password protection.

5.4 Program. Licensor represents that the Program and Documentation provided to Sony is the full and complete version of the Program and Documentation sold as a standalone product and described in applicable brochures.

5.5 Compliance. Licensor represents and warrants to Sony that it has obtained all permits, approvals and licenses that apply to its delivery of the Program and Documentation, and the license and rights it has granted to Sony and its faithful observance and performance of its other obligations under the terms and conditions of this Agreement.

5.6  Indemnification.   Licensor shall defend, indemnify and hold Sony harmless
from and against all claims, suits, losses or damages (including court costs and reasonable attorneys' and experts' fees) arising from or incident to its misrepresentation of any representation or breach of any warranty made in Sections 5.1, 5.2, 5.3, 5.4 and 5.5. This indemnification will survive the termination of this Agreement.

5.7 Software Warranty. Licensor warrants to Sony that for a period of one (1) year from the date of delivery of the Program and the Documentation, the Program will perform substantially in accordance with the published specifications for the Program, the Specifications, and the Documentation. Licensor further warrants that the Program shall be Year 2000 Compliant, meaning that such software shall accurately process date data (including, but not limited to, calculating, comparing and sequencing) from, into, and between the twentieth and twenty-first centuries, including leap year calculations, when used in accordance with the Documentation. If the Program fails to perform in any way, and Sony give Licensor notice to that effect, together with details about the nature of the deficiency, Licensor will, at its own cost and expense, use its best efforts to correct such deficiency within ten (10) working days. This warranty does not cover any code of the Program which is modified in any manner by Sony, its sublicensees or any of their customers.

5.8 Limitation of Liability. THE LIMITED WARRANTIES IN SECTION 5 ABOVE ARE THE SOLE AND EXCLUSIVE WARRANTIES, IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, GIVEN BY LICENSOR INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE. LICENSOR DOES NOT WARRANT OR REPRESENT THAT THE PROGRAMS WILL BE ERROR FREE OR WILL OPERATE WITHOUT INTERRUPTION.

     THE LIABILITY OF EITHER PARTY TO THE OTHER UNDER ALL OF THE PROVISIONS OF THIS AGREEMENT (OTHER THAN THE LIABILITY OF LICENSOR TO SONY UNDER SECTIONS 6.3 AND 6.4) SHALL BE LIMITED TO DIRECT DAMAGES AND, EXCEPT AS PROVIDED IN THIS SECTION, SHALL NOT EXCEED THE AGGREGATE AMOUNT OF THE ROYALTIES PAID BY SONY TO LICENSOR HEREUNDER. IN NO EVENT WILL EITHER PARTY BE RESPONSIBLE TO THE OTHER FOR INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST

PROFITS) EVEN IF THE OTHER PARTY HAS PREVIOUSLY BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

5.9 Warranty Disclaimer Packaged with Software. Sony will include with its shrink-wrap license to the end user Customer language substantially in the form attached hereto as Exhibit D.

5.10 Nondiscrimination in Employment. Licensor shall not discriminate against any employee, or application for employment, because of race, creed, color, national origin, sex, age, Vietnam Veteran's status or physical or mental disability in connection with its delivery of the Program and Documentation or in its faithful observance and performance of its other obligations under the terms and conditions of this Agreement. In addition, Licensor will comply with all applicable federal, state and local laws and regulations pertaining to wages, hours and other terms and conditions of employment.

6.0 ACKNOWLEDGEMENTS, PATENTS, COPYRIGHTS, AND OTHER PROPRIETARY RIGHTS; INDEMNIFICATION

6.1 Copyright Notice. Sony shall not remove or alter any copyright notice contained in the Master Disk for inclusion with each copy of the Program replicated by Sony. A copy of such notice is set forth on Exhibit E hereto.

6.2 Use of Trademark. Licensor hereby grants Sony the right to use the name(s) and logo(s) by which the Program is marketed in Sony's sales literature, advertising, internet programs and documentation and packaging relating to the marketing, sales and distribution of the products incorporating or utilizing the Program.

6.3 Warranty As To Rights. Licensor represents and warrants to Sony that it has obtained, by license or otherwise, all rights, covenants, authorizations and permissions required by Licensor or other third parties to: 1) grant Sony the right to use the names or trademarks as provided in Section 6.2 above; 2) grant Sony the licenses provided in Section 3.0 hereof; 3) make all representations and warranties provided to Sony in this Agreement; and 4) grant Sony all other rights and licenses provided in this Agreement and to perform all of its other obligations as provided in this Agreement.

6.4 Intellectual Property Indemnification. Licensor shall defend, indemnify and hold Sony and the Sony Companies harmless from and against all claims, suits, losses or damages (including court costs and reasonable attorneys' and experts' fees and expenses) arising from or incident to alleged or actual infringement or misappropriation of any third party's patent(s), copyright(s), trademark(s), trade secret(s), or other intellectual property right(s) arising out of or in any way connected with the Program, the Documentation, Licensor's trademarks, Licensor's Web Site linked to by Sony, or any repair, replacement, updates, modifications and bug fixes to same. This indemnification shall survive the expiration or termination of this Agreement.

7.0  TERM AND TERMINATION

7.1 Term. This Agreement shall commence as of the Effective Date and shall continue thereafter, unless sooner terminated as provided in Sections 7.2, 7.3 and 7.4, for twelve (12) months (the "Initial Term"). This Agreement shall automatically renew (unless terminated as provided in Sections 7.2, 7.3 and 7.4), for successive twelve (12) month periods ("Additional Terms") unless either party provides to the other party notice (in accordance with section 8) of non-renewal at least thirty (30) days prior to the expiration of the Initial Term or any Additional Term. Notwithstanding anything contained herein to the contrary, any volume purchase or pre-payment commitment or guarantee shall expire and terminate after the Initial Term. All obligations expressly identified herein as having a limited period for their observance and performance will expire upon the completion of such period.

7.2 Automatic Termination by Sony. This Agreement may be immediately terminated by Sony giving Licensor notice to that effect upon the occurrence of any of the following:

     (a) Licensor engages directly or indirectly in any attempt to defraud Sony; or

     (b) Licensor misrepresents any of the representations or breaches any of the warranties set forth in Sections 5.0 or 6.0; or,

     (c) Licensor becomes insolvent or unable to pay any and/or all of its debts as they mature in the ordinary course of its business; or, makes an assignment for the benefit of its creditors; or, any proceedings are commenced by, for or against it under any bankruptcy, insolvency or debtors' relief law; or, it is liquidated or dissolved.

7.3 For Convenience. This Agreement may be terminated by Sony giving Licensor thirty (30) days' prior notice to that effect.

7.4 For Cause. Except as may be provided in Section 7.2, upon either party's failure to observe and perform its obligations under the terms and conditions of this Agreement, the non-defaulting party may give the defaulting party notice to that effect, and, if curable, the defaulting party shall then have thirty (30) days to cure same. If such default is not cured within such period, then this Agreement will terminate upon the non-defaulting party giving the defaulting party further notice to that effect.

8.0  NOTICES

All notices and other communications required or permitted to be given under this Agreement shall be in writing and will be delivered personally, or mailed by registered or certified mail, return receipt requested, postage prepaid, or by overnight courier or telex, telecopy or other form of rapid transmission, confirmed by mailing as described above, addressed as follows:

If to Licensor:             Softlink Inc.
                            2041 Mission College Blvd., Suite 259
                            Santa Clara, CA 95054
                            Attention:  Johnson Lee


If to Sony:                 Sony Electronics Inc.
                            3300 Zanker Road
                            San Jose, California 95134-1940
                            Attention: Law Department

                                    And

                            Sony Electronics Inc.
                            3300 Zander Road, M/S SJ1A5
                            San Jose, California 95134
                            Attention:  Nancy Kusumoto

Any notice so addressed and delivered personally will be deemed given upon receipt. Any notice so addressed and mailed shall be deemed given after deposit in the United States mails, and if sent by rapid transmission followed promptly by mailing, upon receipt of such transmission.

Either party may change its address by giving the other written notice to that effect in the manner provided in this Section.

9.0  MISCELLANEOUS

9.1 Assignment. Except for Sony's right to sublicense and to permit third party duplication of the Program and/or Documentation in accordance with this Agreement, neither party shall assign or otherwise transfer this Agreement or any interest herein or any right hereunder without the prior written consent of the other, which consent will not be unreasonably delayed or withheld, except that Sony may assign this Agreement to any of its parent companies or its or their subsidiaries or affiliated companies without Licensor's consent by giving Licensor notice to that effect. Any other purported assignment, transfer or attempt to assign or transfer this Agreement by either party without such consent will be deemed null, void and of no force or effect.

9.2 Change of Ownership. Licensor will inform Sony of a change of ownership of more than twenty five (25%) percent of Licensor's stock ownership.

9.3 Waivers. Neither party's waiver of any default under this Agreement or failure to enforce any term or condition hereof at any time shall in any way affect, limit or waive such party's right thereafter to enforce and compel strict compliance herewith and with every term and condition hereof.

9.4 Non-Exclusiveness. Any specific right or remedy provided in this Agreement shall not be exclusive, but will be cumulative of all other rights and remedies set forth herein or allowed by law.

9.5 Headings. The headings of Articles and Sections in this Agreement are for convenience and reference only, and they shall in no way define, limit or describe the scope thereof and will not be considered in the interpretation or construction hereof.

9.6 Survival. Any term or condition of this Agreement which is specifically, by its terms, intended to survive the expiration or earlier termination hereof shall survive such expiration or termination and continue, thereafter, in full force and effect.

9.7 Governing Law/Waiver of Jury Trial. This Agreement shall be interpreted, construed and enforced in accordance with the local law of the State of California, without reference to its conflicts of law. THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT.

9.8 Invalidity. The invalidity or unenforceability of any term or condition of this Agreement shall not effect the other terms and conditions, and such invalid or unenforceable term or condition will, in all events, be interpreted, construed and enforced to the fullest extent allowed by law.

9.9 Confidentiality. Except as provided below, each party acknowledges that all information furnished or disclosed by the other party that is either marked "confidential", "proprietary", or with a similar legend, or if not so marked, is identified as confidential at the time of disclosure and confirmed in writing within ten (10) days thereafter, and all software, is "Confidential Information" of the disclosing party. The receiving party agrees that it will not permit the duplication, use or disclosure of any such Confidential Information to any third party (other than employees, agents or contractors of it or its affiliates who agree in writing to maintain the confidentiality of the Confidential Information in accordance with the terms of this Agreement). The receiving party shall take appropriate action, by instruction, agreement or otherwise, with any person permitted access to the Confidential Information so as to enable it to satisfy its obligations hereunder. "Confidential Information" shall not include any information which: (i) at the time of the disclosure is in the public domain; (ii) after disclosure is published or otherwise becomes part of the public domain through no fault of the receiving party; (iii) the receiving party can document already was in its possession at the time of the disclosure hereunder or which rightfully comes into its possession from a third party source.

9.10 Entirety of Agreement. This Agreement supersedes, terminates an otherwise renders null and void any and all prior agreements or understanding entered into between the parties with respect to the subject matter hereof. This Agreement represents and incorporates the entire understanding of the parties with respect to such subject matter, and each party acknowledges that there are no warranties, representations, covenants or understandings of any kind, nature or description whatsoever made by either to the other, except those expressly set forth herein and therein. This Agreement may be modified only by a written instrument signed by the parties which states that it is an amendment hereto.

IN WITNESS WHEREOF, the parties have signed and delivered this Agreement as of the date first above written.


INFORMATION TECHNOLOGIES
DIVISION, A DIVISION OF
SONY ELECTRONICS INC.                          SOFTLINK INC.


By: /s/ Ed Sheehan                             By: /s/ William Yuan
    ---------------------------------------        ------------------------

Print Name: Ed Sheehan                         Print Name: William Yuan
            -------------------------------               -----------------

Title: Vice President Information              Title: President
       ------------------------------------          ----------------------
       Technology Division Engineering &
       ------------------------------------
       Manufacturing Sony Electronics, Inc.
       ------------------------------------

                                   EXHIBIT A
                                   ---------

                          PROGRAM AND SPECIFICATIONS


The Program(s) consists of:  inChorus, version 3.0.

The Specifications shall conform to the functionality and performance parameters documented in the most current User Manual for inChorus.

                                   EXHIBIT B
                                   ---------

                                   ROYALTIES

Sony shall pay to Licensor a royalty for the Program of $0.20 U.S. per unit. Royalty payments will be made by Sony to Licensor on a quarterly basis. Royalties will be calculated based upon the number of copies replicated by Sony and shipped by or for Sony to an end user customer or reseller with or for a Hardware Product. No royalties shall be due for copies of the Program made for testing or demonstration purposes.

There will be no downstream revenue sharing for the Program under this Agreement.

All royalty payments hereunder shall be made within thirty (30) days from the end of the quarter to which they relate, and shall be made in U.S. dollars, without any deduction for taxes, currency export charges, wire transfer or other fees of any kind. Sony will maintain complete records, during and for one (1) year after the termination or expiration of this Agreement (or as may otherwise be required by applicable law), regarding the distribution and sublicensing of the Programs. Within thirty (30) days after the close of each fiscal quarter of Sony, Sony will deliver to Licensor a report which will provide all information reasonably necessary for computation and confirmation of the royalty payments, if any, due or credited to Licensor for such quarterly period. An independent certified public accountant selected by Licensor and approved in writing by Sony (which approval shall not be unreasonably withheld), may, upon reasonable notice and during normal business hours, inspect the records of Sony on which such reports are based. The audit, and all information and reports obtained therefrom, shall be subject to the confidentiality obligations provided in section 9.9 of this Agreement. If, upon performing such audit, it is determined that Sony has underpaid Licensor by an amount greater than five percent (5%) of the payments due Licensor in the period being audited, Sony will bear all reasonable expenses and costs of such audit in addition to its obligation to make full payment of such underpayment.

                                   EXHIBIT C
                                   ---------

                             UPGRADES AND SUPPORT

In addition to its warranty obligations under Section 5.7 of the Agreement, Licensor will make all upgrades and enhancements to the Programs beyond those specified in Exhibit A, and other Programs available to Sony at the best wholesale price offered by Licensor to its distributors or resellers, or at no charge if offered for no charge to Licensor's distributors or resellers.

Any other support requested by Sony will be provided at Licensor's then-prevailing time-and-materials rate for licensees paying similar royalty rates to Licensor.

                                   EXHIBIT D
                                   ---------

                 END-USER LICENSE AGREEMENT FOR SONY SOFTWARE

IMPORTANT-READ CAREFULLY: This End-User License Agreement ("License") is a legal agreement between you and Sony Electronics Inc. ("SONY"), the manufacturer of your computer system ("COMPUTER"). All Sony software and third party software (other than software provided by Microsoft Corporation) shall be referred to herein as the SONY SOFTWARE. This License covers only the SONY SOFTWARE . The SONY SOFTWARE includes computer software, the associated media, any printed materials, and any "on-line" or electronic documentation. All software provided by Microsoft Corporation is covered by a separate End User License Agreement. You may use the SONY SOFTWARE only in connection with the use of the COMPUTER. By installing, copying or otherwise using the SONY SOFTWARE, you agree to be bound by the terms of this License. If you do not agree to the terms of this License, SONY is unwilling to license the SONY SOFTWARE to you. In such event, you may not use or copy the SONY SOFTWARE , and you should promptly contact SONY for instructions on return of the unused product(s) for a refund of the purchase price of the COMPUTER allocable to the SONY SOFTWARE.

COPYRIGHT. All title and copyrights in and to the SONY SOFTWARE (including but not limited to any images, photographs, animation, video, audio, music, text and "applets," incorporated into the SONY SOFTWARE), and any copies of the SONY SOFTWARE, are owned by SONY or its suppliers. All rights not specifically granted under this License are reserved by SONY.

HIGH RISK ACTIVITIES. The SONY SOFTWARE is not fault-tolerant and is not designed, manufactured or intended for use or resale as on-line control equipment in hazardous environments requiring fail-safe performance, such as in the operation of nuclear facilities, aircraft navigation or communication systems, air traffic control, direct life support machines, or weapons systems, in which the failure of the SONY SOFTWARE could lead directly to death, personal injury, or severe physical or environmental damage ("High Risk Activities"). SONY and its suppliers specifically disclaim any express or implied warranty of fitness for High Risk Activities.

PROHIBITION ON EXPORT. EXCEPT FOR EXPORT TO CANADA FOR USE IN CANADA BY CANADIAN CITIZENS, THE SONY SOFTWARE AND ANY UNDERLYING TECHNOLOGY MAY NOT BE EXPORTED OUTSIDE THE UNITED STATES OR TO ANY FOREIGN ENTITY OR "FOREIGN PERSON" AS DEFINED BY U.S. GOVERNMENT REGULATIONS, INCLUDING WITHOUT LIMITATION, ANYONE WHO IS NOT A CITIZEN, NATIONAL OR LAWFUL PERMANENT RESIDENT OF THE UNITED STATES. BY DOWNLOADING OR USING THE SONY SOFTWARE, YOU ARE AGREEING TO THE FOREGOING AND YOU ARE WARRANTING THAT YOU ARE NOT A "FOREIGN PERSON" OR UNDER THE CONTROL OF A FOREIGN PERSON.

U.S. GOVERNMENT RESTRICTED RIGHTS. THE SOFTWARE PRODUCT and documentation are provided with RESTRICTED RIGHTS. Use, duplication, or disclosure by the United States Government is subject to restrictions as set forth in subparagraph (c)(1) and (2) of the Commercial Computer Software-Restricted Rights at 48 CFR 52.227-19, as applicable. Manufacturer is Sony Electronics Inc., One Sony Drive, Park Ridge, New Jersey 07656.

LIMITED WARRANTY

LIMITED WARRANTY ON CD-ROM MEDIA.  SONY warrants that for a period of ninety
(90) days from the date of its delivery to you the CD-ROM media on which the back-up copy of the SONY SOFTWARE is furnished to you will be free from defects in materials and workmanship under normal use. This limited warranty extends only to you as the original licensee. SONY's entire liability and your exclusive remedy will be replacement of the CD-ROM media not meeting SONY's limited warranty and which is returned to SONY with proof of purchase in the form of a bill of sale (which is evidence that the CD-ROM media is within the warranty period). SONY will have no responsibility to replace a disk damaged by accident, abuse or misapplication. ANY IMPLIED WARRANTIES ON THE CD-ROM MEDIA, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE LIMITED IN DURATION TO NINETY (90) DAYS FROM THE DATE OF DELIVERY. SOME STATES DO NOT ALLOW LIMITATIONS ON HOW LONG AN IMPLIED WARRANTY LASTS, SO THESE LIMITATIONS MAY NOT APPLY TO YOU. THIS WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS, AND YOU MAY ALSO HAVE OTHER RIGHTS WHICH VARY FROM STATE TO STATE.

EXCLUSION OF WARRANTY ON SONY SOFTWARE. You expressly acknowledge and agree that use of the SONY SOFTWARE is at your sole risk. The SONY SOFTWARE is provided "AS IS" and without warranty of any kind and SONY and SONY's licensors (hereinafter, SONY and SONY's licensors shall be collectively referred to as "SONY") EXPRESSLY DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. SONY DOES NOT WARRANT THAT THE FUNCTIONS CONTAINED IN THE SONY SOFTWARE WILL MEET YOUR REQUIREMENTS, OR THAT THE OPERATION OF THE SONY SOFTWARE WILL BE CORRECTED. FURTHERMORE, SONY DOES NOT WARRANT OR MAKE ANY REPRESENTATIONS REGARDING THE USE OR THE RESULTS OF THE USE OF THE SONY SOFTWARE IN TERMS OF ITS CORRECTNESS, ACCURACY, RELIABILITY, OR OTHERWISE. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY SONY OR A SONY AUTHORIZED REPRESENTATIVE SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THIS WARRANTY. SHOULD THE SONY SOFTWARE PROVE DEFECTIVE. YOU (AND NOT SONY OR A SONY AUTHORIZED REPRESENTATIVE) ASSUME THE ENTIRE COST OF ALL NECESSARY SERVICING, REPAIR OR CORRECTION. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES, SO THE ABOVE EXCLUSION MAY NOT APPLY TO YOU.

LIMITATION OF LIABILITY

HEREINAFTER, SONY AND SONY'S LICENSOR'S SHALL BE COLLECTIVELY REFERRED TO AS "SONY." SONY SHALL NOT BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES
FOR BREACH OF ANY EXPRESS OR IMPLIED WARRANTY, BREACH OF CONTRACT, NEGLIGENCE,
STRICT LIABILITY OR ANY OTHER LEGAL THEORY RELATED TO THIS PRODUCT.   SUCH
DAMAGES INCLUDE, BUT ARE NOT LIMITED TO , LOSS OF PROFITS, LOSS OF REVENUE, LOSS OF DATA, LOSS OF USE OF THE PRODUCT OR ANY ASSOCIATED EQUIPMENT, DOWN TIME AND PURCHASER'S TIME, EVEN IF SONY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN ANY CASE, SONY'S ENTIRE LIABILITY UNDER ANY PROVISION OF THIS AGREEMENT SHALL BE LIMITED TO THE AMOUNT ACTUALLY PAID BY YOU ALLOCABLE TO THE SONY SOFTWARE. SOME STATES
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DO NOT ALLOW THE EXCLUSION OR LIMITATION OF CONSEQUENTIAL OR INCIDENTAL DAMAGES,
SO THE ABOVE EXCLUSION OR LIMITATION MAY NOT APPLY TO YOU.

Should you have any questions concerning this license or this limited warranty, you may contact SONY by writing to SONY at Sony Technical Response Center, 12451 Gateway Boulevard, Fort Myers, Florida 33913.
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                                   EXHIBIT E
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                               COPYRIGHT NOTICE


[TO BE PROVIDED BY LICENSOR]